Exhibit 99.F

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of July 2, 2021 among Alight, Inc., a Delaware corporation (the “Company”), and the persons identified on Schedule A hereto (each such person, together with each Affiliate of such person that acquires Registrable Securities (as defined below) from such first Person other than pursuant to a registered offering or Rule 144 (but only for so long as such Affiliate holds Registrable Securities), and their respective successors and permitted assigns, an “Investor”).

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the parties hereto agree as follows:

1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“144 Coordination” has the meaning set forth in Section 9(b).

“Affiliate” has the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

“Agreement” has the meaning set forth in the preamble.

“Blackstone” means the entities comprising (i) Blackstone Capital Partners VII NQ L.P., (ii) Blackstone Capital Partners VII.2 NQ L.P., (iii) BCP VII SBS HOLDINGS L.L.C., (iv) BTASA NQ Holdings L.L.C., (v) Blackstone Family Investment partnership VII—ESC NQ L.P., their respective Affiliates and the successors and permitted assigns and transferees of such entities and their respective Affiliates.

“Block Trade” means any non-marketed underwritten takedown offering taking the form of a bought deal or a block sale to a financial institution.

“Board” means the board of directors (or any successor governing body) of the Company.

“Closing Date” means the date of this Agreement.

“Co-Investors” means (i) each of Platinum Falcon B 2018 RSC Limited, Jasmine Ventures PTE. LTD., New Mountain Partners IV (AIV-E), L.P., New Mountain Partners IV (AIV-E2), L.P., each of the executives listed on the signature pages under the caption “Executives” or who executes a Joinder as an “Executive”; (ii) with respect to each Person in clause (i), each Affiliate of such Person that acquires Registrable Securities from such first Person other than pursuant to a registered offering or Rule 144 (but only for so long as the Affiliate holds Registrable Securities); and (iii) the successors and permitted assigns and transferees of such Persons described in clauses (i) and (ii) (but only for so long as the Affiliate holds Registrable Securities).

“Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act and the Exchange Act at the time.

“Company” has the meaning set forth in the preamble and includes the Company’s successors by merger, amalgamation, acquisition, reorganization or otherwise.

“Controlling Person” has the meaning set forth in Section 5(g).

“Coordination Committee” means the Coordination Committee created by Blackstone and maintained for as long as this Agreement remains in effect. Blackstone and each Co-Investor shall designate one representative to participate on the Coordination Committee; provided that (i) a Co-Investor’s designee shall be automatically removed (and not replaced) at such time as such Co-Investor ceases to hold more than 2% of the then outstanding Equity Securities; (ii) Blackstone’s designee has a majority of the votes of the Coordinate Committee; and (iii) Blackstone shall determine, from time to time, the procedures which govern the conduct of the Coordination Committee and shall at all times ultimately control the actions and decisions of the Coordination Committee.

“Coordination Period” has the meaning set forth in Section 9(c).

“Demand Registration” has the meaning set forth in Section 2(c).

“DTCDRS” has the meaning set forth in Section 5(r).

“Earn-Out Securities” means the non-voting shares of Class B-1 and Class B-2 common stock, par value $0.0001 per share, of the Company.

“Effectiveness Deadline” has the meaning set forth in Section 2(b).

“Equity Securities” means (i) all of the issued shares of Class A common stock of the Company from time to time and all warrants to acquire any such shares, (ii) any shares of Class A common stock of the Company or other securities issued or issuable (without material condition) as a distribution with respect to, or in exchange for or in replacement of any of the foregoing shares or warrants or in exchange for or in replacement of other equity securities of the Company or its subsidiaries (including, without limitation, LLC Units, Earn-Out Securities, Restricted Founder Securities, any warrants or any shares issuable upon exercise of such warrants and any other shares issued or issuable with respect thereto) and (iii) any other securities issued or transferred in exchange for or upon conversion of any of the foregoing shares in clauses (i) and (ii) as a result of a share dividend or share split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event with respect to the Equity Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Initial Registrable Securities” has the meaning set forth in Section 5(a)(ii).

“Initial Registrable Statement” has the meaning set forth in Section 5(a)(ii).

“Inspectors” has the meaning set forth in Section 5(h).

“Investor” has the meaning set forth in the preamble.

“LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of Opco, dated as of May 1, 2017, as amended from time to time.

“LLC Units” means Membership Interests (as defined in the LLC Agreement).

“Long-Form Registration” has the meaning set forth in Section 2(a).

“New Registration Statement” has the meaning set forth in Section 5(a)(ii).

“Opco” means Tempo Holding Company, LLC, a Delaware limited liability company.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

“Piggyback Registration” has the meaning set forth in Section 3(a).

“Piggyback Registration Statement” has the meaning set forth in Section 3(a).

“Piggyback Shelf Registration Statement” has the meaning set forth in Section 3(a).

“Piggyback Shelf Takedown” has the meaning set forth in Section 3(a).

“Prospectus” means the prospectus or prospectuses included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance on Rule 430A under the Securities Act or any successor rule thereto), as amended or supplemented by any prospectus supplement, including any Shelf Supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Public Offering” shall mean a public offering and sale of Equity Securities of the Company for cash, other than by the Company, pursuant to an effective registration statement under the Securities Act.

“Records” has the meaning set forth in Section 5(h).

“Registrable Securities” means (a) any Equity Securities beneficially owned or otherwise held directly or indirectly by any of the Investors, (b) any Equity Securities issued or issuable as a distribution with respect to, or in exchange for or in replacement of, any of the foregoing Equity Securities, including, without limitation, LLC Units, Earn-Out Securities and Restricted Founder Securities and (c) with respect to any Equity Securities described in subsections (a) and (b) by way of a share dividend or share split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event with respect to the Equity Securities (it being understood that, for purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) the Commission has declared a Registration Statement covering such securities effective and such securities have been disposed of pursuant to such effective Registration Statement, or (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 under the Securities Act are met.

“Registration Date” means the date on which the Company becomes subject to Section 13(a) or Section 15(d) of the Exchange Act.

“Registration Statement” means any registration statement of the Company, including the Prospectus, amendments and supplements (including Shelf Supplements) to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

“Related Group” means, with respect to any 144 measurement period, all Co-Investors other than those (a) who have agreed to forego their full pro rata share of the Rule 144 group limit in accordance with the last sentence of Section 9(b)(i), (b) who have opted out of 144 Coordination pursuant to Section 9(b)(iii), or (c) who have been excluded from the provisions of Section 9(b) pursuant to the last sentence of Section 9(d), unless, in each case, such Person’s sales of Registrable Securities are required to be aggregated with sales of Registrable Securities of all Co-Investors not described in clauses (a) through (c) for purposes of clauses (e)(1) or (2) of Rule 144.

“Restricted Founder Securities” means the non-voting shares of Class B-3 common stock, par value $0.0001 per share, of the Company.

“Rule 144” means Rule 144 under the Securities Act or any successor rule thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Selling Expenses” means all underwriting discounts, selling commissions and share transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any holder of Registrable Securities, except for the fees and disbursements of counsel for the holders of Registrable Securities required to be paid by the Company pursuant to Section 6.

“Shelf Registration” has the meaning set forth in Section 2(c).

“Shelf Registration Statement” has the meaning set forth in Section 2(c).

“Shelf Supplement” has the meaning set forth in Section 2(d).

“Shelf Takedown” has the meaning set forth in Section 2(d).

“Shelf Takedown Notice” has the meaning set forth in Section 2(d).

“Short-Form Registration” has the meaning set forth in Section 2(c).

“Target Filing Date” has the meaning set forth in Section 2(c).

“Transfer” (including its correlative meanings, “Transferor”, “Transferee” and “Transferred”) shall mean, with respect to any security, directly or indirectly, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such security. When used as a noun, “Transfer” shall have such correlative meaning as the context may require.

2. Registration.

(a) To the extent that a Registration Statement filed pursuant to Section 2(b) or a Shelf Registration Statement is not available to effect the proposed transaction, each Investor (other than each Co-Investor who shall have the right to make such a request after the expiration of the Coordination Period) may request that the Company register under the Securities Act all or any portion of its Registrable Securities pursuant to a Registration Statement on Form F-1, S-1 or any successor form thereto with respect to an underwritten public offering of Registrable Securities (each, a “Long-Form Registration”). Each request for a Long-Form Registration shall specify the number of Registrable Securities requested to be included in the Long-Form Registration. Upon receipt of any such request, the Company shall promptly (but in no event later than 10 days following receipt thereof) deliver notice of such request to all other holders of Registrable Securities who shall then have 15 days from the date such notice is given to notify the Company in writing of their desire to be included in such registration. The Company shall prepare and file with (or confidentially submit to) the Commission a Registration Statement on Form F-1, S-1 or any successor form thereto covering all of the Registrable Securities that the holders thereof have requested to be included in such Long-Form Registration within 60 days after the date on which the initial request is given and shall use its best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter.

(b) The Company shall, as soon as practicable, but in any event within thirty (30) days after the Closing Date, file (or confidentially submit) a Registration Statement to permit the public resale of all the Registrable Securities held by the Investors from time to time as permitted by Rule 415 under the Securities

Act (or any successor or similar provision adopted by the Commission then in effect) on the terms and conditions specified in this Section 2(b) and shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective as soon as practicable after the filing thereof, but in no event later than the earlier of (i) the 75th day (or 135th day if the Commission notifies the Company that it will “review” the Registration Statement) following the Closing Date and (ii) the 5th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”). The Registration Statement filed with the Commission pursuant to this Section 2(b) shall be on Form F-3 or S-3, or if Form F-3 or S-3 is not then available to the Company, on Form F-1 or S-1 or such other form of registration statement as is then available to effect a registration for the sale or resale of such Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule or provision similar thereto adopted by the Commission, covering such Registrable Securities, and shall contain a Prospectus in such form as to permit any Investor to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor rule or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement. A Registration Statement filed pursuant to this Section 2(b) shall provide for the sale or resale pursuant to any method or combination of methods legally available to, and requested by, the Investors. The Company shall use its reasonable best efforts to cause a Registration Statement filed pursuant to Section 2(b) to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement or Shelf Registration Statement is continuously available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities. As soon as practicable following the effective date of a Registration Statement filed pursuant to this Section 2(b), but in any event within one (1) business day of such date, the Company shall notify the Investors of the effectiveness of such Registration Statement. If, after the filing such Registration Statement, a holder of Registrable Securities requests registration under the Securities Act of additional Registrable Securities pursuant to such Registration Statement, the Company shall amend such Registration Statement to cover such additional Registrable Securities. The provisions of Section 2(d) shall apply mutatis mutandis to any resale of Registrable Securities pursuant to a registration statement filed pursuant to this Section 2(b).

(c) The Company shall use its best efforts to qualify and remain qualified to register the offer and sale of securities under the Securities Act pursuant to a Registration Statement on Form F-3, S-3 or any successor form thereto. As soon as practicable after the date hereof, but not later than the Target Filing Date, the Company shall (i) prepare and file with (or confidentially submit to) the Commission a Registration Statement on Form F-3, S-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration Statement”) that covers all Registrable Securities then outstanding for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration”) and (ii) use its best efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable thereafter. In addition, the Company shall use its best efforts to cause a Shelf Registration Statement filed pursuant to Section 2(c) to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Shelf Registration Statement is available or, if not available, that another Shelf Registration Statement (if the Company is eligible to file a Shelf Registration Statement) or other Registration Statement (if the Company is not so eligible) is continuously available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities. For purposes hereof, “Target Filing Date” shall mean the date which is 30 days after the Company becomes qualified to register the offer and sale of securities under the Securities Act pursuant to a Shelf Registration Statement. If, after the filing of a Shelf Registration Statement, a holder of Registrable Securities requests registration under the Securities Act of additional Registrable Securities pursuant to such Shelf Registration, the Company shall amend such Shelf Registration Statement to cover such additional Registrable Securities. At such time as the Company shall have qualified for the use of a Registration Statement on Form F-3, S-3 or any successor form thereto, the holders of Registrable Securities (other than the Co-Investors who shall have the right to make such a request after the expiration of the Coordination Period) shall have the right to request an unlimited number of registrations under the Securities Act of all or any portion of their Registrable Securities pursuant to a Registration Statement on Form F-3, S-3 or any similar short-form Registration Statement (each, a “Short-Form Registration” and, collectively with each Long-Form Registration and Shelf Registration (as defined below), a “Demand Registration”). Each request for a Short-Form Registration shall specify the number of Registrable Securities requested to be included in the Short-Form Registration. Upon receipt of any such request, the Company shall promptly (but in no event later than 10 days following receipt thereof) deliver notice of such request to all other holders of Registrable Securities who shall then have 15 days from the date such notice is given to notify the Company in writing of their desire to be included in such registration. The Company shall prepare and file with (or confidentially submit to) the Commission a Registration Statement on Form F-3, S-3 or any successor form thereto covering all of the Registrable Securities that the holders thereof have requested to be included in such Short-Form Registration within 30 days after the date on which the initial request is given and shall use its best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter.

(d) At any time that a Shelf Registration Statement is effective, if a holder of Registrable Securities covered by such Shelf Registration Statement delivers a notice to the Company (a “Shelf Takedown Notice”) (other than a Co-Investor who shall have the right to deliver a Shelf Takedown Notice after the expiration of the Coordination Period) stating that the holder intends to effect an offering of all or part of its Registrable Securities included in such Shelf Registration Statement (a “Shelf Takedown”) and the Company is eligible to use such Shelf Registration Statement for such Shelf Takedown, then the Company shall take all actions reasonably required, including amending or supplementing (a “Shelf Supplement”) such Shelf Registration Statement, to enable such Registrable Securities to be offered and sold as contemplated by such Shelf Takedown Notice. Each Shelf Takedown Notice shall specify the number of Registrable Securities to be offered and sold under the Shelf Takedown. Upon receipt of a Shelf Takedown Notice, the Company shall promptly (but in no event later than five (5) business days, or, in the case of an underwritten overnight Block Trade, two (2) business days, following receipt thereof) deliver notice of such Shelf Takedown Notice to all other holders of Registrable Securities who shall then have ten (10) business days, or, in the case an underwritten overnight Block Trade, two (2) business days, from the date such notice is given to notify the Company in writing of their desire to be included in such Shelf Takedown. Each holder of Registrable Securities and the Company agrees to use its good faith efforts to provide advance notice as soon as reasonably practicable to the holders of Registrable Securities of such first holder’s or the Company’s intention to deliver a Shelf Takedown Notice; provided, however, that none of the holders or the Company shall be obligated hereby to provide any such advance notice and, if provided, such advance notice shall not be binding in any respect. The Company shall prepare and file with the Commission a Shelf Supplement as soon as practicable after the date on which it received the Shelf Takedown Notice and, if such Shelf Supplement is an amendment to such Shelf Registration Statement, shall use its best efforts to cause such Shelf Supplement to be declared effective by the Commission as soon as practicable thereafter.

(e) The Company shall not be obligated to effect any Long-Form Registration (x) within 90 days after the effective date of a previous Long-Form Registration or Shelf Takedown or a previous Piggyback Registration in which holders of Registrable Securities were permitted to register the offer and sale under the Securities Act, and actually sold, all of the shares of Registrable Securities requested to be included therein (y) or, except with respect to the Registration Statement required to be filed pursuant to Section 2(b), while a lock-up agreement pursuant to Section 4 or any other lock-up agreement relating to such holder’s Registrable Securities is in effect and has not been waived with respect to any Investor. Notwithstanding anything otherwise to the contrary herein, the Company shall not be required to provide notice of any requested underwritten public offering to any holders of Registrable Securities whose shares are subject to any applicable lock-up arrangements at the time of such request, and any such holders shall not have the right to receive information on or participate in any such underwritten public offering. The Company may postpone for up to 60 days the filing or effectiveness of a Registration Statement for a Demand Registration or the filing of a Shelf Supplement for a Shelf Takedown if the Board determines in its reasonable good faith judgment that such Demand Registration or Shelf Takedown would (i) materially interfere with a significant acquisition, corporate reorganization, financing, securities offering or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act. The Company may delay a Demand Registration or Shelf Takedown pursuant to the immediately preceding sentence only once in any period of 12 consecutive months.

(f) If the holders of the Registrable Securities initially requesting a Demand Registration or Shelf Takedown elect to distribute the Registrable Securities covered by their request in an underwritten offering, they shall so advise the Company as a part of their request made pursuant to Section 2(a), Section 2(b), Section 2(c) or Section 2(d), and the Company shall include such information in its notice to the other holders of Registrable Securities. The holders of a majority of the Registrable Securities initially requesting the Demand Registration or Shelf Takedown shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

(g) The Company shall not include in any Demand Registration or Shelf Takedown any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities included in such Demand Registration or Shelf Takedown, which consent shall not be unreasonably withheld or delayed. If a Demand Registration or Shelf Takedown involves an underwritten offering and the managing underwriter of the requested Demand Registration or Shelf Takedown advises the Company and the holders of Registrable Securities in writing that in its reasonable and good faith opinion the number of Equity Securities proposed to be included in the Demand Registration or Shelf Takedown, including all Registrable Securities and all other Equity Securities proposed to be included in such underwritten offering, exceeds the number of Equity Securities which can be sold in such underwritten offering and/or the number of Equity Securities proposed to be included in such Demand Registration or Shelf Takedown would adversely affect the price per share of the Equity Securities proposed to be sold in such underwritten offering, the Company shall include in such Demand Registration or Shelf Takedown (i) first, the Equity Securities that the holders of Registrable Securities propose to sell (pro rata based on the number of Registrable Securities held by such holders at the time the cutback is made), and (ii) second, the Equity Securities proposed to be included therein by any other Persons (including Equity Securities to be sold for the account of the Company and/or other holders of Equity Securities) (pro rata based on the number of Registrable Securities held by such holders at the time the cutback is made). If the managing underwriter determines that less than all of the Registrable Securities proposed to be sold can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such holder.

3. Piggyback Registration.

(a) Whenever the Company proposes to offer or sell any Equity Securities pursuant to a registered offering under the Securities Act (other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee share plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form F-4, S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (iii) in connection with any dividend or distribution reinvestment or similar plan), whether for its own account or for the account of one or more shareholders of the Company and the form of Registration Statement (a “Piggyback Registration Statement”) to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (in any event no later than ten (10) business days prior to either the filing of such Registration Statement or, with respect to a Piggyback Shelf Takedown, the filing of a prospectus supplement to the applicable Piggyback Shelf Registration Statement) to the holders of Registrable Securities of its intention to effect such a registration and, subject to Section 3(b) and Section 3(c), shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion from the holders of Registrable Securities within five (5) business days after the Company’s notice has been given to each such holder. The Company agrees to use its good faith efforts to provide advance notice as soon as reasonably practicable to the holders of Registrable Securities of its intention to effect a Piggyback Registration; provided, however, that the Company shall not be obligated hereby to provide any such advance notice and, if provided, such advance notice shall not be binding in any respect. A Piggyback Registration shall not be considered a Demand Registration for purposes of Section 2. If any Piggyback Registration Statement pursuant to which holders of Registrable Securities have registered the offer and sale of Registrable Securities is a Registration Statement on Form F-3, S-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Piggyback Shelf Registration Statement”), such holder(s) shall have the right to be notified of and to participate (it being specified that it shall not be obligated to participate) in any offering under such Piggyback Shelf Registration Statement (a “Piggyback Shelf Takedown”).

(b) If a Piggyback Registration or Piggyback Shelf Takedown is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter advises the Company and the holders of Registrable Securities (if any holders of Registrable Securities have elected to include Registrable Securities in such Piggyback Registration or Piggyback Shelf Takedown) in writing that in its reasonable and good faith opinion the number of Equity Securities proposed to be included in such registration or takedown, including all Registrable Securities and all other Equity Securities proposed to be included in such underwritten offering, exceeds the number of Equity Securities which can be sold in such offering and/or that the number of Equity Securities proposed to be included in any such registration or takedown would adversely affect the price per share of the Equity Securities to be sold in such offering, the Company shall include in such registration or takedown (i) first, the Equity Securities that the Company proposes to sell; (ii) second, the Equity Securities requested to be included therein by holders of Registrable Securities, allocated pro rata among all such holders on the basis of the number of Registrable Securities owned by each such holder or in such manner as they may otherwise agree; and (iii) third, the Equity Securities requested to be included therein by holders of Equity Securities other than holders of Registrable Securities, allocated among such holders in such manner as they may agree.

(c) If a Piggyback Registration or Piggyback Shelf Takedown is initiated as an underwritten offering on behalf of a holder of Equity Securities other than Registrable Securities, and the managing underwriter advises the Company in writing that in its reasonable and good faith opinion the number of Equity Securities proposed to be included in such registration or takedown, including all Registrable Securities and all other Equity Securities proposed to be included in such underwritten offering, exceeds the number of Equity Securities which can be sold in such offering and/or that the number of Equity Securities proposed to be included in any such registration or takedown would adversely affect the price per share of the Equity Securities to be sold in such offering, the Company shall include in such registration or takedown (i) first, the Equity Securities requested to be included therein by the holder(s) requesting such registration or takedown and by the holders of Registrable Securities, allocated pro rata among all such holders on the basis of the number of Equity Securities other than the Registrable Securities (on a fully diluted, as converted basis) and the number of Registrable Securities, as applicable, owned by all such holders or in such manner as they may otherwise agree; and (ii) second, the Equity Securities requested to be included therein by other holders of Equity Securities, allocated among such holders in such manner as they may agree.

(d) If any Piggyback Registration or Piggyback Shelf Takedown is initiated as a primary underwritten offering on behalf of the Company, the Company shall, subject to the prior written consent of the holders of a majority of the Registrable Securities included in such Piggyback Registration or Piggyback Shelf Takedown, which consent shall not be unreasonably withheld or delayed, select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

4. Lock-up Agreement. In connection with any registered offering of the Equity Securities or other equity securities of the Company, and upon the request of the managing underwriter in such offering, each holder of

Registrable Securities agrees to execute a customary lock-up agreement; provided, that each such holder shall sign a lock-up agreement that contains restrictions that are no more restrictive than the restrictions contained in the lock-up agreements executed by any other holder of Registrable Securities participating in such offering. The Company shall cause its executive officers and its directors, which directors are selling Equity Securities in such offering (as applicable), and shall use reasonable best efforts to cause other holders of Equity Securities who beneficially own (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement) 10% or more of the then outstanding Equity Securities and holders of any of the Registrable Securities participating in such offering, to enter into lock-up agreements that contain restrictions that are no less restrictive than the restrictions contained in the lock-up agreements executed by the holders of Registrable Securities. Each holder of Registrable Securities agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. Notwithstanding anything to the contrary contained in this Section 4, each holder of Registrable Securities shall be released, pro rata, from any lock-up agreement entered into pursuant to this Section 4 in the event and to the extent that the managing underwriter or the Company permit any discretionary waiver or termination of the restrictions of any lock-up agreement pertaining to any officer, director or holder of greater than 10% of the outstanding Equity Securities. Notwithstanding the foregoing, no Investor shall be subject to such lock-up arrangements so long as such Investor holds less than 1% of the Equity Securities.

5. Registration Procedures. If and whenever the holders of Registrable Securities request that the offer and sale of any Registrable Securities be registered under the Securities Act or any Registrable Securities be distributed in a Shelf Takedown pursuant to the provisions of this Agreement, the Company shall use its best efforts to effect the registration of the offer and sale of such Registrable Securities under the Securities Act in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as soon as practicable and as applicable:

(a) subject to Section 2(a), Section 2(b), Section 2(c) and Section 2(d), (i) prepare and file with the Commission a Registration Statement covering such Registrable Securities and use its best efforts to cause such Registration Statement to be declared effective; and (ii) if (A) the Company has filed a Registration Statement (the “Initial Registration Statement”) with the Commission that covers Registrable Securities (the “Initial Registrable Securities”), (B) pursuant to Rule 415(a)(5) under the Securities Act or any successor rule thereto, the Initial Registration Statement may no longer be used for offers and sales of any of the Initial Registrable Securities, and (C) any of the Initial Registrable Securities are Registrable Securities at the time that (B) above occurs, the Company shall prepare and file with the Commission within the time limits required by Rule 415 under the Securities Act or any successor rule thereto a new Registration Statement covering any Initial Registrable Securities that have not ceased to be Registrable Securities for an offering to be made on a delayed on continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “New Registration Statement”) and shall use its best efforts to cause such New Registration Statement to be declared effective by the Commission as soon as practicable thereafter;

(b) (i) in the case of a Long-Form Registration or a Short-Form Registration, prepare and file with the Commission such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than 180 days, or if earlier, until all of such Registrable Securities have been disposed of and to comply with the provisions of the Securities Act with respect to the disposition of such Registrable Securities in accordance with the intended methods of disposition set forth in such Registration Statement; and (ii) in the case of a Shelf-Registration, prepare and file with the Commission such amendments, post-effective amendments and supplements, including Shelf Supplements, to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities subject thereto for a period ending on the earlier of (i) 36 months after the effective date of such Registration Statement and (ii) the date on which all the Registrable Securities subject thereto have been sold pursuant to such Registration Statement;

(c) within a reasonable time before filing such Registration Statement, Prospectus or amendments or supplements thereto with the Commission, furnish to one counsel selected by holders of a majority of such Registrable Securities copies of such documents proposed to be filed, which documents shall be subject to the review, comment and approval of such counsel;

(d) notify each selling holder of Registrable Securities, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement, including a Shelf Supplement, to any Prospectus forming a part of such Registration Statement has been filed with the Commission;

(e) furnish to each selling holder of Registrable Securities such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto, including a Shelf Supplement (in each case including all exhibits and documents incorporated by reference therein), and such other documents as such seller may request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(f) use its best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any selling holder requests and do any and all other acts and things which may be necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders; provided, that the Company shall not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 5(f);

(g) notify each selling holder of such Registrable Securities, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event that would cause the Prospectus included in such Registration Statement to contain an untrue statement of a material fact or omit any fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and, at the request of any such holder, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(h) make available for inspection by any selling holder of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such Registration Statement;

(i) provide a transfer agent and registrar (which may be the same entity) for all such Registrable Securities not later than the effective date of such registration;

(j) use its best efforts to cause such Registrable Securities to be listed on each securities exchange on which the Equity Securities is then listed or, if the Equity Securities is not then listed, on a national securities exchange selected by the holders of a majority of such Registrable Securities;

(k) in connection with an underwritten offering, enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such other customary actions as the holders of such Registrable Securities or the managing underwriter of such offering request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, making appropriate officers of the Company available to participate in “road show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities));

(l) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its shareholders an earnings statement (in a form that satisfies the provisions of

Section 11(a) of the Securities Act and Rule 158 under the Securities Act or any successor rule thereto) no later than 30 days after the end of the 12-month period beginning with the first day of the Company’s first full fiscal quarter after the effective date of such Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 20-F, 6-K, 10-K, 10-Q and 8-K, as applicable, under the Exchange Act and otherwise complies with Rule 158 under the Securities Act or any successor rule thereto; and

(m) furnish to each selling holder of Registrable Securities and each underwriter, if any, with (i) a written legal opinion of the Company’s outside counsel, dated the closing date of the offering, in form and substance as is customarily given in opinions of the Company’s counsel to underwriters in underwritten registered offerings; and (ii) on the date of the applicable Prospectus, on the effective date of any post-effective amendment to the applicable Registration Statement and at the closing of the offering, dated the respective dates of delivery thereof, a “comfort” letter signed by the Company’s independent certified public accountants in form and substance as is customarily given in accountants’ letters to underwriters in underwritten registered offerings;

(n) without limiting Section 5(f), use its best efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the holders of such Registrable Securities to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof;

(o) notify the holders of Registrable Securities promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

(p) advise the holders of Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

(q) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a “controlling person” (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) (a “Controlling Person”) of the Company, to participate in the preparation of such Registration Statement and to require the insertion therein of language, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

(r) cooperate with the holders of the Registrable Securities to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to such Registration Statement or Rule 144 free of any restrictive legends and representing such number of Equity Securities and registered in such names as the holders of the Registrable Securities may reasonably request a reasonable period of time prior to sales of Registrable Securities pursuant to such Registration Statement or Rule 144; provided, that the Company may satisfy its obligations hereunder without issuing physical share certificates through the use of The Depository Trust Company’s Direct Registration System (the “DTCDRS”);

(s) not later than the effective date of such Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company; provided, that the Company may satisfy its obligations hereunder without issuing physical share certificates through the use of the DTCDRS;

(t) take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, that, to the extent that any prohibition is applicable to the Company, the Company will take all reasonable action to make any such prohibition inapplicable; and

(u) otherwise use its best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

6. Expenses. All expenses (other than Selling Expenses) incurred by the Company in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities shall be paid by the Company, including, without limitation, all (i) registration and filing fees (including, without limitation, any fees relating to filings required to be made with, or the listing of any Registrable Securities on, any securities exchange or over-the-counter trading market on which the Registrable Securities are listed or quoted); (ii) underwriting expenses (other than fees, commissions or discounts); (iii) expenses of any audits incident to or required by any such registration; (iv) fees and expenses of complying with securities and “blue sky” laws (including, without limitation, fees and disbursements of counsel for the Company in connection with “blue sky” qualifications or exemptions of the Registrable Securities); (v) printing expenses; (vi) messenger, telephone and delivery expenses; (vii) fees and expenses of the Company’s counsel and accountants; (viii) Financial Industry Regulatory Authority, Inc. filing fees (if any); and (ix) fees and expenses of one counsel for the holders of Registrable Securities participating in such registration as a group (selected by the holders of a majority of the Registrable Securities included in the registration). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expense of any annual audits. All Selling Expenses relating to the offer and sale of Registrable Securities registered under the Securities Act pursuant to this Agreement shall be borne and paid by the holders of such Registrable Securities, in proportion to the number of Registrable Securities included in such registration for each such holder.

7. Indemnification.

(a) The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, such holder’s officers, directors, managers, members, partners, shareholders and Affiliates, each underwriter, broker or any other Person acting on behalf of such holder of Registrable Securities and each other Controlling Person, if any, who controls any of the foregoing Persons, against all losses, claims, actions, damages, liabilities and expenses, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, action, damage or liability, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such holder with a sufficient number of copies of the same prior to any written confirmation of the sale of Registrable Securities. This indemnity shall be in addition to any liability the Company may otherwise have.

(b) In connection with any registration in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify and hold harmless, the Company, each director of the Company, each officer of the Company who shall sign such Registration Statement, each underwriter, broker or other Person acting on behalf of the holders of Registrable Securities and each Controlling Person who controls any of the foregoing Persons against any losses, claims, actions, damages, liabilities or expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such holder; provided, that the obligation to indemnify shall be several, not joint and several, for each holder and shall not exceed an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such holder from the sale of Registrable Securities pursuant to such Registration Statement. This indemnity shall be in addition to any liability the selling holder may otherwise have.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 7, such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense of the claims in any such action that are subject or potentially subject to indemnification hereunder, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after written notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, that, if (i) any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, or (ii) such action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party’s prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Controlling Person of such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party.

(d) If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each holder of Registrable Securities, to an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, whether the violation of the Securities Act or any other similar federal or state securities laws or rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any applicable registration, qualification or compliance was perpetrated by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

8. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any customary underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder, such holder’s ownership of its Equity Securities to be sold in the offering and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 7.

9. Rule 144 Compliance; Permitted Public Transfers.

(a) With a view to making available to the holders of Registrable Securities the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration, the Company shall:

(i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the Registration Date;

(ii) use best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, at any time after the Registration Date; and

(iii) furnish to any holder so long as the holder owns Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company as such holder may request in connection with the sale of Registrable Securities without registration.

(b) Prior to the expiration of the Coordination Period, no Co-Investor shall Transfer any or all of its Registrable Securities pursuant to Rule 144 or a Block Trade, in each case other than in compliance with this Section 9(b) hereof. Prior to the expiration of the Coordination Period, Blackstone may require the Co-Investors to make reasonable efforts to coordinate their efforts to Transfer Registrable Securities pursuant to Rule 144 (“144 Coordination”) or to discontinue such requirement. As of the date of this Agreement, 144 Coordination shall be required until the earlier of (x) the expiration of the Coordination Period and (y) such time as Blackstone provides a subsequent notice to the Co-Investors that such coordination is discontinued. Blackstone may reinstitute and discontinue 144 Coordination from time to time during the Coordination Period by providing notice to the Co-Investors.

(i) For so long as 144 Coordination is in effect, each Co-Investor shall promptly notify the Coordination Committee when it wishes to sell Registrable Securities under Rule 144; provided that for any given measurement period for purposes of the Rule 144 group volume limit, no Co-Investor shall be permitted to effect Transfers of Registrable Securities in excess of their pro rata share (based on its percentage ownership of Registrable Securities held by all Co-Investors at the applicable time) of all Registrable Securities that may be Transferred by members of the Related Group during the applicable measurement period based on its percentage ownership of Registrable Securities held by all Co-Investors at the start of such measurement period. In the event any Co-Investor agrees to forego its full pro rata share of the Rule 144 group volume limit by written notice to the Coordination Committee, the remainder shall be re-allocated pro rata among the other Co-Investors in like manner (except that the Registrable Securities held by such forfeiting Co-Investor at the start of such measurement period shall be excluded from such calculation).

(ii) The provisions of this Section 9(b) shall not apply to any Transfer of Registrable Securities (i) in a Public Offering, (ii) to an Affiliate in a transaction that does not rely on Rule 144 or (iii) at any time with respect to which 144 Coordination is not effective.

(iii) Notwithstanding the foregoing, a Co-Investor may opt out of 144 Coordination with respect to any period of time if such Co-Investor delivers a notice to the Coordination Committee irrevocably committing not to Transfer Registrable Securities pursuant to Rule 144 during such period.

(c) The restrictions set forth Section 9(b) shall terminate with respect to any Registrable Securities on the earlier of (a) the third anniversary of the date of this Agreement and (b) with respect to each Co-Investor, such time as such Co-Investor owns less than 2% of the then outstanding Equity Securities (the “Coordination Period”). Blackstone, in its sole discretion, may elect to exclude any Co-Investor from the restrictions set forth in Section 9(b) at any time during the Coordination Period.

(d) No Co-Investor shall Transfer Registrable Securities in a transaction that would violate a lock-up agreement entered into pursuant thereto but for the fact that such Co-Investor has been granted permission to make such Transfer or has been released from such restriction or such lock-up agreement unless each Co-Investor is granted similar permission or has been similarly released.

10. Preservation of Rights. The Company shall not (a) grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder, or (b) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the holders of Registrable Securities in this Agreement.

11. Termination. This Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Securities outstanding, and shall be of no further force or effect with respect to any party when such party no longer holds Registrable Securities; provided, that the provisions of Section 6 and Section 7 shall survive any such termination.

12. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier or, in the case of a recipient located outside the United States, an internationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid (provided that notice may not be given to Platinum Falcon pursuant to clause (d)) . Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12).

If to the Company:

Name: For the attention of: Address:	Alight, Inc. Attn: Paulette Dodson, General Counsel & Corporate Secretary 4 Overlook Point Lincolnshire, IL 60069 E-mail: paulette.dodson@alight.com

With a copy to: For the attention of: Address: E-mail:

Kirkland & Ellis LLP

Attn: Peter Martelli, P.C.; Lauren M. Colasacco, P.C.;
Andrew Arons, P.C.

601 Lexington Avenue

New York, NY 10022

E-mail: peter.martelli@kirkland.com; lauren.colasacco@kirkland.com; andrew.arons@kirkland.com

If to any Investor, to such Investor’s address as set forth on Schedule A hereto.

13. Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

14. Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Each Investor may assign its rights hereunder to any purchaser or transferee of Registrable Securities; provided, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as an Investor whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of an Investor herein and had originally been a party hereto.

15. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement; provided, however, the parties hereto hereby acknowledge that the Persons set forth in Section 7 are express third-party beneficiaries of the obligations of the parties hereto set forth in Section 7.

16. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

17. Amendment, Modification and Waiver. The provisions of this Agreement may only be amended, modified, supplemented or waived with the prior written consent of the Company and the holders of a majority of the Registrable Securities; provided, that any amendment or waiver that would materially adversely impact the rights of any Investor under this agreement in a manner different from the other Investors shall require the written consent of such Investor. No waiver by any party or parties shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

18. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

19. Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and the Company hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

20. Governing Law; Submission to Jurisdiction. This Agreement and any non-contractual rights or obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of the State of New York.

The parties irrevocably agree that the state and federal courts located in the State of New York shall have exclusive jurisdiction to settle any Disputes, and waive any objection to proceedings before such courts on the grounds of venue or on the grounds that such proceedings have been brought in an inappropriate forum.

For the purposes of this Section 20, “Dispute” means any dispute, controversy, claim or difference of whatever nature arising out of, relating to, or having any connection with this Agreement, including a dispute regarding the existence, formation, validity, interpretation, performance or termination of this Agreement or the consequences of its nullity and also including any dispute relating to any non-contractual rights or obligations arising out of, relating to, or having any connection with this Agreement.

21. No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted under or otherwise conflicts with the provisions of this Agreement.

22. Counterparts. This Agreement may be executed in counterparts (including by means of a telecopied signature pages or electronic transmission in portable document format (pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. The parties irrevocably and unreservedly agree that this Agreement may be executed by way of electronic signatures and the parties agree that this Agreement, or any part thereof, shall not be challenged or denied any legal effect, validity and/or enforceability solely on the ground that it is in the form of an electronic record.

23. Further Assurances. Subject to Section 10.01(f) of the Business Combination Agreement dated January 25, 2021, each of the parties to this Agreement shall, and shall cause their Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and to give effect to the transactions contemplated hereby.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

COMPANY:

ALIGHT, INC.

By:	/s/ Michael L. Gravelle

Name:	Michael L. Gravelle
Title:	General Counsel and Corporate Secretary

[Signature Page to Registration Rights Agreement]

INVESTORS:

CANNAE HOLDINGS, LLC

By:	/s/ Michael L. Gravelle

Name:	Michael L. Gravelle
Title:	General Counsel and Corporate Secretary

THL FTAC LLC

By: THL Equity Advisors, VIII, LLC, its manager

By: Thomas H. Lee Partners, L.P., its sole member

By: Thomas H. Lee Advisors, LLC, its general partner

By: THL Holdco, LLC, its managing member

By:	/s/ Thomas M. Hagerty

Name:	Thomas M. Hagerty
Title:	Director

BILCAR FT, LP

By: Bilcar FT, LLC, its general partner

By:	/s/ Michael L. Gravelle

Name:	Michael L. Gravelle
Title:	General Counsel and Corporate Secretary

TRASIMENE CAPITAL FT, LP

By: Trasimene Capital FT, LLC, its general partner

By:	/s/ Michael L. Gravelle

Name:	Michael L. Gravelle
Title:	General Counsel and Corporate Secretary

[Signature Page to Registration Rights Agreement]

BLACKSTONE CAPITAL PARTNERS VII NQ L.P.

By: Blackstone Management Associates VII NQ, L.L.C., its general partner

By:	/s/ Peter Wallace

Name:	Peter Wallace
Title:	Senior Managing Director

BLACKSTONE CAPITAL PARTNERS VII.2 NQ L.P.

By: Blackstone Management Associates VII NQ, L.L.C., its general partner

By:	/s/ Peter Wallace

Name:	Peter Wallace
Title:	Senior Managing Director

BCP VII SBS HOLDINGS L.L.C.

By: Blackstone Side-by-Side Umbrella Partnership L.P., its sole member

By: Blackstone Side-by-Side Umbrella GP L.L.C., its general partner

By:	/s/ Peter Wallace

Name:	Peter Wallace
Title:	Senior Managing Director

BTAS NQ HOLDINGS L.L.C.

By: BTAS Associates-NQ L.L.C.
Its: Managing Member

By:	/s/ Peter Wallace

Name:	Peter Wallace
Title:	Senior Managing Director

[Signature Page to Registration Rights Agreement]

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP VII—ESC NQ L.P.

By: Blackstone VII Side-by-Side GP NQ L.L.C., its general partner

By:	/s/ Peter Wallace

Name:	Peter Wallace
Title:	Senior Managing Director

PLATINUM FALCON B 2018 RSC LIMITED

By:	/s/ Mohamed Ahmed Darwish Alqubaisi

Name:	Mohamed Ahmed Darwish Alqubaisi
Title:	Director

By:	/s/ Ahmed Ghubash

Name:	Ahmed Ghubash
Title:	Director

JASMINE VENTURES PTE. LTD.

By:	/s/ Alexander S. Moskowitz

Name:	Alexander S. Moskowitz
Title:	Authorized Signatory

NEW MOUNTAIN PARTNERS IV (AIV-E), L.P.

By: New Mountain Investments IV, L.L.C.
Its: General Partner

By:	/s/ Adam B. Weinstein

Name:	Adam B. Weinstein
Title:	Authorized Person

NEW MOUNTAIN PARTNERS IV (AIVE2), L.P.

By: New Mountain Investments IV, L.L.C.
Its: General Partner

By:	/s/ Adam B. Weinstein

Name:	Adam B. Weinstein
Title:	Authorized Person

[Signature Page to Registration Rights Agreement]